                                                                   EXHIBIT 10.77



                            ASSET PURCHASE AGREEMENT


         THIS AGREEMENT made and entered into as of the 18th day of March, 1999 by and among PCC Transfer Limited Partnership, a Delaware limited partnership (the "Purchaser"), Pioneer Capital Corp., a Massachusetts corporation ("PCC"), Pioneer Ventures Limited Partnership, a Massachusetts limited partnership ("PVLP" and, together with PCC, the "Sellers"), and The Pioneer Group, Inc., a Delaware corporation ("PGI").

                               W I T N E S S E T H

         WHEREAS, PCC wishes to sell to the Purchaser, and the Purchaser wishes to purchase from PCC, those assets listed on SCHEDULE A hereto, and all other securities acquired by PCC from and after the date hereof and prior to the Closing, as that term is defined below (collectively, the "PCC Assets") on the terms and conditions set forth below;

         WHEREAS, PVLP wishes to sell to the Purchaser, and the Purchaser wishes to purchase from PVLP, those assets listed on SCHEDULE B hereto and all other securities acquired by PVLP from and after the date hereof and prior to the Closing, as that term is defined below (the "PVLP Assets" and, together with the PCC Assets, the "Assets").

         NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto hereby agree as follows:

         1. SALE AND PURCHASE OF ASSETS. Subject to the terms and conditions hereof, at the Closing (as defined below):

                  (x) PCC will sell, assign and transfer the PCC Assets to the Purchaser, and the Purchaser shall purchase the PCC Assets from PCC, for the aggregate amount of (i) $18,218,349, which price shall be allocated among the PCC Assets in the manner specified on SCHEDULE A plus (ii) the cost of all PCC Assets acquired by PCC between December 31, 1998 and the Closing, minus (iii) the amount of all cash distributions in respect of the PCC Assets received by PCC between December 31, 1998 and the Closing (the total amount payable pursuant to this clause (x) being referred to as the "PCC Purchase Price"); and

                  (y) PVLP will sell, assign and transfer the PVLP Assets to the Purchaser, and the Purchaser shall purchase the PVLP Assets from PVLP, for the aggregate amount of (i) $13,011,179, which price shall be allocated among the PVLP Assets in the manner specified on SCHEDULE B plus (ii) the cost of all PVLP Assets acquired by PVLP between December 31, 1998 and the Closing, minus (iii) the amount of all cash distributions in respect of the PVLP Assets received by PVLP between December 31,

         1998 and the Closing, exclusive of $888,242 of distributions received by PCC in respect of the sale of securities of PSI Holding Group, Inc. (the total amount payable pursuant to this clause (y) being referred to as the "PVLP Purchase Price", and the PVLP Purchase Price and the PCC Purchase Price being hereinafter referred to collectively as the "Purchase Price").

         2. CLOSING, ETC. The transfer of the Assets by the Sellers, and the purchase thereof by the Purchaser, shall take place at a closing (the "Closing") to be held at the offices of The Pioneer Group, Inc., 60 State Street, Boston, MA 02109, at 10:00 a.m. local time promptly after all conditions set forth in Sections 5 and 6 hereof have been fulfilled (the "Closing Date"). If any condition in Section 5 or 6 is not satisfied in any respect (or is not duly waived) at the Closing, the party whose obligations are subject to such condition may extend the date of the Closing to a date not later than March 30, 1999 (during which extension period the other party shall use all reasonable efforts to cause all such conditions to be satisfied in all respects). If all conditions are determined to be satisfied (or are duly waived) at the Closing (whether or not delayed), the Closing shall be consummated.

         3. REPRESENTATIONS AND WARRANTIES. Each Seller, severally and not jointly, and PGI, as to itself and as to both Sellers, hereby represents and warrants to the Purchaser as follows:

         (a) Such Seller is duly organized and validly existing, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Seller, and this Agreement has been duly executed and delivered by such Seller and constitutes a legal, valid and binding obligation of such Seller. PGI is duly organized and validly existing, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of PGI, and this Agreement has been duly executed and delivered by PGI and constitutes a legal, valid and binding obligation of PGI.

         (b) Such Seller has full power and authority to enter into this Agreement and to assign the Assets it is assigning pursuant to this Agreement, the execution and delivery of this Agreement by such Seller and, except as set forth on SCHEDULE C, the consummation of the transactions contemplated by this Agreement by such Seller do not violate any of the terms and provisions of the organizational documents of such Seller or any law, statute, regulation, decree, license, order, agreement or other restriction applicable to such Seller or any of the Assets it is assigning pursuant to this Agreement; provided, however, that neither of the Sellers is making any representation or warranty in this Agreement or any instrument delivered by it pursuant hereto as to the application to the transactions contemplated hereby of The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or as to compliance by any person with the HSR Act in connection with such transactions. No approval, consent, waiver, authorization or other order of, and no declaration, filing (excluding filings required under the HSR Act, as to which no representation or warranty is made herein), registration, qualification or recording with, any governmental authority is required to be obtained or made by or on behalf of such Seller in connection with the execution, delivery or performance of this Agreement and the transactions contemplated hereby, except as will have been obtained or made and be in full force and effect at the Closing. PGI has full power and authority to enter into this Agreement, the execution and delivery of this Agreement by PGI and, except as set forth on SCHEDULE C, the consummation of the transactions contemplated by this Agreement by PGI do not violate any of the terms and provisions of the organizational documents of PGI or any law, statute, regulation, decree, license, order, agreement or other restriction applicable to PGI; provided, however, that PGI is not making any representation or warranty in this Agreement or any instrument delivered by it pursuant hereto as to the application to the transactions contemplated hereby of the HSR Act, or as to compliance by any person with the HSR Act in connection with such transactions. No approval, consent, waiver, authorization or other order of, and no declaration, filing (excluding filings required under the HSR Act, as to which no representation or warranty is made herein), registration, qualification or recording with, any governmental authority is required to be obtained or made by or on behalf of PGI in connection with the execution, delivery or performance of this Agreement and the transactions contemplated hereby, except as will have been obtained or made and be in full force and effect at the Closing.

         (c) Except as set forth on SCHEDULE C, such Seller owns all right, title and interest in and to the Assets it is assigning pursuant to this Agreement, free and clear of all claims, liens, encumbrances, voting agreements or rights of any nature of any third party (each, an "Encumbrance") and upon payment of the Purchase Price by the Purchaser as provided in this Agreement, the Purchaser will acquire good and valid title to the Assets such Seller is assigning pursuant hereto, free and clear of any Encumbrances. SCHEDULE C sets forth a list of the material documents and agreements (including amendments and schedules thereto) that, to such Seller's knowledge, constitute all documents and agreements to which such Seller is a party or by which it is bound relating to its ownership of the Assets. To Sellers' knowledge, all agreements and documents referred to in SCHEDULE C are, after giving effect to any amendments thereto, valid and are in full force and effect, and Seller has no reason to believe that any of such agreements will not be in full force and effect at the Closing. Except as set forth in SCHEDULE C, such Seller (i) has no obligation to make any capital contributions to any Portfolio Entity (as that term is defined below) or to return any distributions or portions of distributions previously received; (ii) is not a party to any contract, agreement or commitment (other than those relating to the transactions contemplated by this Agreement) with respect to the Assets or the Portfolio Entities; and (iii) is not in default, nor to Seller's knowledge, is there any basis for any valid claim of default, under any agreement made or obligation owed by it with respect to the Portfolio Entities. Such Seller has furnished the Purchaser with copies of all material correspondence and other material written communications sent by or on behalf of such Seller to, or received by or on behalf of such Seller from, any of the Portfolio Entities or any holder of their respective securities.

         (d) SCHEDULES A and B list (x) the financial statements of each of the companies (a "Portfolio Entity") the securities of which are included in the Assets which were provided by the Sellers to the Purchaser (collectively, the "Financial Statements"), (y) the jurisdiction of the incorporation of each of the Portfolio Entities and (z) to the knowledge of such Seller, the capitalization of each Portfolio Entity, it being understood that the foregoing representation is applicable to each Seller only with respect to the Assets. Such Seller has no knowledge of any facts which cause it to believe that any of the Financial Statements with respect to the Assets do not describe in all material respects the financial position and operations of the respective Portfolio Entities as of the dates of the Financial Statements. SCHEDULES A and B contain true and accurate lists of: (A) all distributions received by Sellers or for which a Seller has received notice of distribution from the Portfolio Entities since December 31, 1998 (the "Cut Off Date"), showing the date and amount of each distribution; (B) all capital contributions and other payments made by a Seller to a Portfolio Entity since the Cut Off Date, showing the date and amount of each payment; and (C) all obligations of a Seller to make future capital contributions to the Portfolio Entities, showing the scheduled date and amount of each. To such Seller's knowledge, the percentage of each Portfolio Entity represented by the Assets on a fully diluted basis set forth on SCHEDULES A and B is true and correct.

         (e) Except as set forth on SCHEDULE C, such Seller has no knowledge of any material adverse change in the condition (financial or otherwise) of any Portfolio Entity whose securities are included in the Assets since the date of the latest Financial Statement listed on Schedules A and B with respect to such Portfolio Entity.

         (f) Such Seller has employed no finder, broker, agent or other intermediary in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

         (g) Except as set forth on SCHEDULE C or as disclosed in the Financial Statements of the Portfolio Entities, there is no (i) action, suit, claim, proceeding or investigation pending or, to such Seller's knowledge, threatened against or affecting such Seller, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to such Seller, (iii) to Seller's knowledge, governmental inquiry pending or threatened against it or affecting it, which, if adversely determined, would invalidate or prevent the consummation of, the transactions contemplated by this Agreement or materially and adversely affect any of the Assets, or (iv) to such Seller's knowledge, any action, suit, claim, proceeding or investigation pending or threatened against or affecting any Portfolio Entity which, if determined adversely to the interests of the Portfolio Entity, would have a material adverse effect on the Portfolio Entity.

         Any reference in this Agreement to any Seller's "knowledge" or to any matter "known" to any Seller, or words or similar import, means the actual knowledge of any of John F. Cogan, Stephen Kasnet, John A. Boynton, Donald Hunter or Robert Nault, each of whom is an officer of The Pioneer Group, Inc., without any investigation other than inquiry of Christopher W. Dick, Christopher W. Lynch, Frank M. Polestra and Leigh E. Michl.

         4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Sellers as follows:

         (a) The Purchaser is duly organized and validly existing, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Purchaser, and this Agreement has been executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser. (b) The Purchaser has full power and authority to enter into this Agreement and to purchase the Assets, and the execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated by this Agreement by the Purchaser do not violate any of the terms and provisions of the organizational documents of the Purchaser or any law, statute, regulation, decree, license, order, agreement or other restriction applicable to the Purchaser. No approval, consent, waiver, authorization or other order of, and no declaration, filing, registration, qualification or recording with, any governmental authority is required to be obtained or made by or on behalf of the Purchaser in connection with the execution, delivery or performance of this Agreement and the transactions contemplated hereby, except as will have been obtained or made and be in full force and effect at the Closing.

         (c) The Purchaser is acquiring the Assets solely for its own account for investment and not with a view to or for sale in connection with any distribution thereof.

         (d) The Purchaser is experienced in financial and business matters and is capable of evaluating the risks of its purchase of the Assets under this Agreement. The Purchaser understands that purchase of the Assets involves a high degree of risk.

         (e) The Purchaser has employed no finder, broker, agent or other intermediary in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

         5. CONDITIONS OF CLOSING OF THE PURCHASER. The obligations of the Purchaser to purchase the Assets and to transfer funds at the Closing are subject to the fulfillment at or before the Closing of the following conditions precedent (any one or more of which may be waived at the sole discretion of the Purchaser, except that the conditions described in Sections 5(c) and (f) may not be waived without the consent of the Sellers and PGI):

         (a) The representations and warranties made by each of the Sellers and PGI in this Agreement shall have been true and correct when made, and shall be true and correct as of such Closing as if made on the date of such Closing and each Seller and PGI shall have delivered to the Purchaser a certificate, dated the Closing Date and signed by such Seller and PGI, to such effect.

         (b) Sellers shall have delivered to the Purchaser, free and clear of any Encumbrances, certificates representing all of the securities constituting the Assets, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, and bearing or accompanied by all requisite stock transfer stamps.

         (c) All consents or waivers with respect to the transfer of the Assets shall have been obtained.

         (d) The Purchaser shall have received opinions, addressed to it and dated the Closing Date, from Testa, Hurwitz & Thibeault, LLP and Hale and Dorr LLP, counsel to the Sellers, in form and substance reasonably satisfactory to the Purchasers.

         (e) Sellers and PGI shall have performed all agreements and obligations and complied with all conditions required by this Agreement to be performed or complied with by Sellers and PGI at or prior to the Closing and each Seller and PGI shall have delivered to the Purchaser a certificate, dated the Closing Date and signed by such Seller and PGI, to such effect.

         (f) No order of any nature issued by a court of competent jurisdiction restraining, prohibiting or affecting the consummation of the transactions contemplated by this Agreement shall be in effect, and no claim, suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall be pending or threatened which questions the validity or legality of the transactions contemplated by this Agreement.

         6. CONDITIONS OF CLOSING OF THE SELLERS. The obligations of the Sellers to transfer the Assets at the Closing are subject to the fulfillment at or before the Closing of the following conditions precedent (any one or more of which may be waived at the sole discretion of the Sellers and PGI, except that the condition described in Section 6(d) may not be waived without the consent of the Purchaser):

         (a) The representations and warranties made by the Purchaser in this Agreement shall have been true and correct when made, and shall be true and correct as of the Closing as if made on the date of the Closing and the Purchaser shall have delivered to such Seller and PGI a certificate, dated the Closing Date and signed by the Purchaser, to such effect.

         (b) The Purchase Price to be delivered by the Purchaser hereunder shall have been delivered to the Sellers. Such Purchase Price shall be payable by wire transfer of same-day funds, to one or more accounts designated by the Sellers.

         (c) Purchaser shall have performed all agreements and obligations and complied with all conditions required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing and Purchaser shall have delivered to the Sellers and PGI a certificate, dated the Closing Date and signed by the Purchaser, to such effect.

         (d) No order of any nature issued by a court of competent jurisdiction restraining, prohibiting or affecting the consummation of the transactions contemplated by this Agreement shall be in effect, and no claim, suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall be pending or threatened which questions the validity or legality of the transactions contemplated by this Agreement.

         7. COVENANTS. PGI and the Sellers agree that from the date of this Agreement until the Closing Date:

         (a) PGI and each Seller shall afford to Purchaser reasonable access to any and all properties, books, records and other information of Seller relating to the Assets in order that Purchaser may have full opportunity to make such investigations of the Assets as shall be reasonably necessary. PGI and each Seller shall furnish any and all financial and operating data and other information relating to or in connection with the Assets in its possession or which it may obtain without undue cost or hardship as the Purchaser from time to time may reasonably request prior to the Closing. The Purchaser shall conduct its due diligence in a cooperative manner with minimal disruption to the business of PGI or the Sellers, and all such due diligence shall be conducted at the offices of PCC in Boston, Massachusetts, during normal business hours. Any investigation by the Purchaser shall not affect the representations, covenants and warranties of PGI or the Sellers under this Agreement.

         (b) PGI and the Sellers will conduct their business as it relates to the Assets only in the ordinary and usual course and shall comply in all respects with all laws, ordinances and regulations of governmental authorities applicable to them and to the conduct of such business. Except as consented to by the Purchaser in writing, neither Seller will: (i) dispose, liquidate, mortgage or sell any of the Assets or acquire any additional assets, except for acquisitions contemplated by or described in SCHEDULE C; (ii) consent to amend or modify any of the documents or agreements referred to on SCHEDULE C; (iii) forgive, release, compromise or demand payment of any indebtedness owed to it by any Portfolio Entity other than upon full payment thereof; (iv) make any voluntary capital contributions or fail to make any required capital contributions to any Portfolio Entity; (v) take any action which would result in a reduction in a Seller's percentage of ownership in any of the Portfolio Entities; or (vi) agree to do any of the foregoing.

         (c) After the date of this Agreement and prior to any termination of this Agreement in accordance with Section 8 below, neither PGI nor any Seller will initiate contact with, solicit any inquiry or proposal by or enter into discussions with, or disclose any information regarding the Assets or afford access to the properties, books or records of a Seller relating to the Assets to, any other corporation, general or limited partnership, limited liability company, person or other entity or group in connection with (i) any proposed sale or transfer of any of the Assets, or (ii) any similar transaction other than pursuant to this Agreement.

         (d) Seller shall give prompt notice to the Purchaser of (i) any notice or other communication received by such Seller relating to a default or event which, with notice or lapse of time or both, would become a default, under any of the documents or agreements referred to on SCHEDULE C, (ii) any material notice or other communication from or on behalf of any Portfolio Entity or any security holder of any Portfolio Entity, (iii) any material notice or other material communication received by such Seller relating to any contemplated or pending claim, action, suit, proceeding or investigation by any governmental department, commission, board, agency, instrumentality or authority involving or relating to any Portfolio Entity or any of the Assets, and (iv) any matter which would cause any material change with respect to any representations made in this Agreement. With respect to any such notice or other communication, such Seller shall inform the Purchaser of the receipt and substance thereof and, if in writing, shall furnish the Purchaser with a copy thereof.

         (e) PGI and each Seller shall promptly supplement or amend the Schedules to this Agreement with respect to any matter arising after the date of this Agreement which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Schedules.

         (f) Prior to Closing, PGI and the Sellers shall use commercially reasonable efforts to obtain all necessary consents and waivers to permit the transfer of the Assets to the Purchaser free and clear of all Encumbrances. PGI and the Sellers shall bear the full cost of obtaining all such consents and waivers.

         Each of the Sellers and PGI agrees that, from and after the Closing, they will promptly forward to the Purchaser any notices, communications, correspondence or distributions received by them in respect of the Assets, to the extent that such notices, communications, correspondence and distributions relate to periods from and after the Closing date. The Sellers and PGI agree to promptly endorse checks and execute stock powers and similar instruments relating to such distributions and otherwise to provide reasonable assistance and cooperation in connection with putting the Purchaser in possession of all such distributions, notices, communications and correspondence.

         Each of the Sellers, by execution of this Agreement, hereby constitutes and appoints the Purchaser such Seller's agent and attorney-in-fact for the purposes of: (i) endorsing in favor of the Purchaser any checks or signing any stock powers or similar instruments conveying title to the Purchaser in connection with any distributions received by the Sellers; (ii) signing proxies or similar instruments or agreements in connection with the voting or granting of approvals with respect to any of the securities included within the Assets of such Seller; and (iii) taking such other actions as may be necessary to convey title to the Assets to the Purchaser on the terms contemplated by this Agreement; and the power of attorney contained in this Section 7 is coupled with an interest and, therefore, is irrevocable and shall survive the dissolution, bankruptcy or incapacity of such Seller. Nothing in the foregoing power of attorney is intended to, nor shall it be construed to, authorize the Purchaser to (w) take any other action in the name and on behalf of the Sellers, including without limitation, any action relating or with respect to any asset of any Seller which is not included within the Assets, (y) create any obligation in the name or on behalf of any Seller, or (z) waive any right or grant any consent in the name and on behalf of any Seller pursuant to this Agreement. Without limiting the foregoing, the Purchaser is not hereby authorized to take any action on behalf of the Sellers in respect of the Sellers' share of any escrow amounts established in respect of certain securities of the Sellers which were sold prior to the date hereof and which are not included within the Assets. The Purchaser shall notify the Sellers within two business days following the Purchaser's execution of any document, agreement or instrument pursuant to the power of attorney granted hereby, which notice shall identify in reasonable detail the item executed and the purpose for which it was executed.

         8.       TERMINATION.

         (a) This Agreement may be terminated at any time by the mutual consent of the parties hereto.

         (b) This Agreement may be terminated by any of the parties on or after March 30, 1999 by written notice to the other parties if the transactions contemplated hereby shall not have been consummated; provided, however, that the right to terminate this Agreement under this Section 8(b) shall not be available to a party if such party's breach of this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before that date.

         (c) The representations and warranties made in this Agreement shall expire fifteen (15) months from the Closing Date, except that the representations and warranties made by the Sellers and PGI in the first sentence of Section 3(c) shall expire twenty-four (24) months from the Closing Date.

         9.       INDEMNIFICATION.

                  (a) INDEMNIFICATION BY SELLER. PGI and each Seller, jointly and severally (but severally as between the Sellers), agree to defend, indemnify and hold harmless the Purchaser, and its partners, employees, agents and any of its successors and assigns, from and against any and all losses, damages, claims, suites, proceedings, liabilities, costs and expenses (including settlement costs, interest, penalties, reasonable attorney's fees and any reasonable legal or other expenses for investigation or defense of any actions or threatened actions) (collectively, "Losses" or "Claims," as the context requires) which may be imposed, sustained, incurred or suffered or asserted as a result of, relating to or arising out of (i) the breach of any representation or warranty of PGI or a Seller contained in this Agreement (unless specifically waived in writing by the Purchaser at or prior to the Closing), (ii) any failure by PGI or a

Seller to perform any covenant, agreement or obligation contained in this Agreement (unless specifically waived in writing by the Purchaser at or prior to the Closing),(iii) any and all obligations (other than obligations arising from actions on the part of the Purchaser or obligations relating to periods after the Closing Date), if any, of the Purchaser to return distributions or portions of distributions received by Seller prior to the Closing from any of the Portfolio Entities, or to make capital contributions to any of the Portfolio Entities in respect to periods occurring prior to the Closing in excess of those set forth on SCHEDULE A or B, as applicable, whether required by the laws of the jurisdiction in which the Portfolio Entities were organized or otherwise, (iv) the Sellers' ownership of the Assets arising in respect of periods prior to the Closing (provided that, except to the extent of any liability under clause (i) above, neither the Sellers nor PGI shall have any liability under this clause
(iv) based on the value of the Assets or the Portfolio Entities); and (v) the litigation matter described on SCHEDULE C (Shushama Gokhale Complaint).

                  (b) INDEMNIFICATION BY THE PURCHASER. The Purchaser agrees to defend, indemnify and hold harmless PGI, the Sellers and their officers, directors, employees, agents and any of their successors and assigns from and against any and all Losses and Claims which may be imposed, sustained, incurred or suffered or asserted as a result of, relating to or arising out of
(i) the breach of any representation or warranty of the Purchaser contained in this Agreement (unless specifically waived in writing by PGI or the Sellers at or prior to the Closing), (ii) any failure by the Purchaser to perform any covenant, agreement or obligation of the Purchaser contained in this Agreement (unless specifically waived in writing by PGI or the Sellers at or prior to the Closing), (iii) any and all obligations, if any, of the Purchaser to return distributions or portions of distributions received by the Purchaser after the Closing from any of the Portfolio Entities, or to make capital contributions to any of the Portfolio Entities in respect to periods occurring after the Closing, whether required by the laws of the jurisdiction in which the Portfolio Entities were organized or otherwise, and (iv) the Purchaser's ownership of the Assets, or any rights of the Purchaser pursuant to Section 10(b) to an Excluded Interest after the Closing, including liabilities for taxes, charges, fees and periodic deposits (including interest and penalties) determined to be due to any governmental entity.

                  (c)      PROCEDURE FOR THIRD PARTY CLAIMS.

                           (i)      If a person entitled to assert a claim for
indemnification under this Agreement shall receive notice of the assertion by any person not a party to this Agreement of any claim or of the commencement of any action or proceeding (a "Third Party Claim") with respect to which PGI, a Seller or the Purchaser is obligated to provide indemnification, the indemnified party (the "Indemnitee") shall give the indemnifying party (the "Indemnitor") prompt written notice after becoming aware of such Third Party Claim. The failure of the Indemnitee to give notice as provided in this Section shall not relieve the Indemnitor of its obligations for indemnification under this Agreement, except to the extent that the failure has materially and adversely affected the rights of the Indemnitor. The notice from the Indemnitee shall describe the Third Party Claim in reasonable detail.

                           (ii)     An Indemnitor may elect to compromise or
defend, at the Indemnitor's own expense and by such Indemnitor's own counsel, any Third Party Claim provided that the Indemnitor acknowledges its obligation to indemnify in respect of the Third Party Claim. If an Indemnitor does so acknowledge its obligation, it shall have the right to compromise or defend the Third party Claim, and shall, within thirty (30) days (or sooner, if the nature of the Third Party Claim so requires), notify the Indemnitee of its intent to do so. The Indemnitee shall cooperate in the compromise of, or defense against, the Third Party Claim and the Indemnitor shall pay the Indemnitee's actual out-of-pocket expenses reasonably incurred in connection with its cooperation. After notice from an Indemnitor to an Indemnitee of its election to assume the defense of a Third Party Claim, the Indemnitor shall not be liable to the Indemnitee under this Agreement for any legal expenses subsequently incurred by the Indemnitee in connection with the defense of the Third Party Claim, PROVIDED that Indemnitee shall have the right to employ one counsel in each applicable jurisdiction (if more than one jurisdiction is involved) to represent Indemnitee if, in the Indemnitee's reasonable judgement, a conflict of interest between the Indemnitee and the Indemnitor exists in respect of such Third Party Claim, and in that event the fees and expenses of such separate counsel shall be paid by the Indemnitor. Except with the written consent of each related Indemnitee (which consent shall not be unreasonably withheld), no Indemnitor shall consent to entry of any judgment or enter into any settlement which provides for anything other than money damages or other money payments for which the Indemnitee is entitled to indemnification under this Agreement or which does not contain as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnitee of a release from all liability in respect of the Third Party Claim. If an Indemnitor does not so acknowledge its obligation to indemnify, elects not to defend against a Third Party Claim, or fails to notify an Indemnitee of its election as provided in this Section, the Indemnitee may pay, compromise or defend such Third Party Claim on behalf of and for the account and risk of the Indemnitor; provided that the Indemnitor may participate in the defense of such Third Party Claim at its own expense.

                           (iii)    If there is a reasonable likelihood that a
Third Party Claim may materially and adversely affect an Indemnitee, other than as a result of money damages or other money payments for which the Indemnitee is entitled to indemnification hereunder, the Indemnitee will have the right, after consultation with the Indemnitor and at the cost and expense of the Indemnitor, to defend the Third Party Claim, with counsel reasonably acceptable to Indemnitor.

                  (d) PROCEDURE FOR NON-THIRD PARTY CLAIMS. With respect to any claim for indemnification hereunder which does not result from a Third Party Claim, the Indemnitor shall have a period of thirty (30) days after receipt of notice from the Indemnitee within which to respond to the Indemnitee. If the Indemnitor does not respond within the thirty (30) day period, the Indemnitor shall be deemed to have accepted responsibility to make payment, and shall have no further right to contest the validity of such claim. If the Indemnitor does respond within the thirty (30) day period and rejects the claim in whole or in part, the Indemnitee shall be free to pursue such remedies as may be available to the Indemnitee under applicable law.

                  (e) REDUCTION OF CLAIM OR LOSS. If the amount of any Claim or Loss shall, at any time subsequent to payment pursuant to this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the related Indemnitor.

                  (f) LIMITATIONS ON INDEMNIFICATION OBLIGATIONS. Notwithstanding anything to the contrary set forth above, (i) an Indemnitor shall have no liability to an Indemnitee under this Agreement unless and until the aggregate Losses and Claims of the Indemnitee (determined as provided below) pursuant to this Agreement and pursuant to that certain Asset Purchase Agreement dated of even date herewith between the Purchaser and PGI (the "PGI Agreement") reach an aggregate amount of at least $100,000, in which case the Indemnitor shall be liable for all Claims and Losses, not just those in excess of $100,000, and (ii) the maximum aggregate liability of an Indemnitor under this Agreement shall in no event exceed the purchase price of the Assets; provided that, the provisions of clause (i) of this Section 9(f) shall not be applicable to any indemnification obligation of PCC, PVLP or PGI arising under Section 10(a)(v). The Losses and Claims of PGI, PCC and PVLP hereunder shall be aggregated with those of PGI under the PGI Agreement for purposes of calculating the $100,000 amount referenced above in this Section 9(f).

                  (g) REMEDIES CUMULATIVE AND NON-EXCLUSIVE. In the case of a claim for fraud only, the remedies provided in this Section 9 shall be cumulative and shall not preclude the assertion by any party to this Agreement of any other rights or the seeking of any other remedies against any other party to this Agreement. In the case of any other claim arising out of this Agreement or the transactions contemplated hereby, the remedies provided in this Section 9 shall be exclusive.

         10.      NONASSIGNABLE INVESTMENT INTERESTS.

                  (a) To the extent that the assignment of any of the Assets shall require the consent of any other party, or shall be subject to any option in any other person by virtue of a request for permission to sell, assign or transfer or by reason of or pursuant to any sale, assignment or transfer to the Purchaser, this Agreement shall not constitute a contract to assign the same to the extent that an attempted assignment would constitute a breach of any document or agreement referred to on SCHEDULE C, or create rights in others not desired by the parties.

                  (b)      If after pursuing its obligations set forth in
Section 7(f), PGI and the Sellers are unable to obtain any consent or waiver with respect to one or more Assets (in each case, an "Excluded Interest") and all other conditions to the closing have been satisfied, then the Purchaser shall have the option to require the appropriate Seller to assign to the Purchaser all of such Seller's economic interests in the Excluded Interest and hold and exercise any residual rights with respect to the Excluded Interest for the benefit of the Purchaser, to the extent such assignment does not constitute a breach or default (or an event which, with notice or the passage of time, or both, would constitute a breach or default) under any agreement to which Seller is a party.

                  (c) If a Seller makes an assignment to Purchaser as described in Section 10(b) above:

                  (i)      such Seller shall, with respect to the Excluded
         Interests: (A) promptly provide the Purchaser with copies of all written reports and other communications received by such Seller; (B) at the option of the Purchaser, either promptly deliver to the Purchaser or to the Purchaser's designee all distributions of any nature received by such Seller or sell securities received as distributions according to instructions received from the Purchaser and following the sale, promptly remit the proceeds of the sale to the Purchaser or the Purchaser's designee; (C) exercise its rights under all documents and agreements pertaining to the Excluded Interests in accordance with the directions and for the benefit of the Purchaser;
         (D) take no action not otherwise described in (A) through (C) above without the prior approval of the Purchaser, which approval shall not be unreasonably withheld or delayed; (E) grant to the Purchaser's successors and assigns the rights and privileges of the Purchaser under this Section 10, PROVIDED that such successors and assigns assume the Purchaser's obligations to such Seller set forth in Section 10(c)(ii) below; and (F) execute and deliver to the Purchaser at the Closing an assignment of such Seller's economic interest containing the terms outlined in this Section 10(c)(i); and

                  (ii) the Purchaser shall meet all capital contributions as described on SCHEDULE A or B, as applicable, required after the Closing with respect to the Excluded Interests, and, without limiting the obligations of PGI and the Sellers under Section 9, shall pay all taxes and other payments associated with the Excluded Interests as if the Purchaser was the owner of the Excluded Interests.

                  (d) It is the intent of the Purchaser, the Sellers and PGI that in the event the parties proceed pursuant to Section 10(b) above: (i) the applicable Seller will transfer all dominion and control over the Excluded Interests to the Purchaser to the extent not in breach of the relevant documents and agreements even though the Seller may continue as a security holder for state law purposes; (ii) such Seller shall exercise its rights with respect to the Excluded Interests solely in favor of and in the interest of the Purchaser consistent with Section 10(c) above; (iii) for federal and state income tax purposes, the parties will treat the Purchaser as the security holder of the Excluded Interest; and (iv) if PGI, such Seller or the Purchaser obtains the missing consent or waiver, the Seller shall promptly convey to the Purchaser, without payment of any additional consideration, all of Seller's interest in the Excluded Interest.

         11.      MISCELLANEOUS.

         (a) Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

         (b) This Agreement shall be governed by and construed according to the laws of Massachusetts, without regard to the conflict of laws provisions thereof.

         (c) Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each party to this Agreement.

         (d) This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of all of the parties to this Agreement.

         (e) All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or otherwise delivered by reputable overnight courier, by hand or by messenger, addressed to such party's address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

                  If to the Purchaser:

                                    c/o Ascent Venture Management, Inc.
                                    60 State Street
                                    Boston, Massachusetts 02109

                  with a copy to:

                                    Landmark Partners Inc.
                                    760 Hopmeadow Street
                                    P.O. Box 188
                                    Simsbury, CT 06070-9760
                                    Attention: Mr. James P. McConnell

                  If to the Sellers or to PGI:

                                c/o The Pioneer Group, Inc.
                                60 State Street
                                Boston, Massachusetts 02109
                                Attention: Stephen Kasnet and
                                Office of the General Counsel

or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this clause (e) shall be effective (i) if mailed, by registered mail seven (7) business days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via telecopier or by reputable overnight courier, on the first business day following transmission and electronic confirmation of receipt or delivery to the courier.

         (f) Each party hereto shall bear its own expenses in connection with the transactions contemplated hereby.

         (g) No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

         (h) If any provision of this Agreement is held by an arbitrator or court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; PROVIDED, HOWEVER, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

         (i) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

         (j) The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The preamble and Schedules are an integral and inseparable part of this Agreement.

         IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.



                                   PCC TRANSFER LIMITED PARTNERSHIP

                                   By PCC Transfer GP, LLC, its General Partner

                                   By: /s/ C.W. Dick
                                       -----------------------------------------
                                       Name: Christopher W. Dick


                                   PIONEER CAPITAL CORP.

                                   By: /s/ Frank M. Polestra
                                       -----------------------------------------
                                       Name: Frank M. Polestra
                                       Title: President


                                   PIONEER VENTURES LIMITED PARTNERSHIP

                                   By: Pioneer SBIC Corp., Its
                                       General Partner

                                   By: /s/ Frank M. Polestra
                                       -----------------------------------------
                                       Name: Frank M. Polestra
                                       Title: President


                                   THE PIONEER GROUP, INC.

                                   By: /s/ Robert P. Nault
                                       -----------------------------------------
                                       Name: Robert P. Nault
                                       Title: Senior Vice President



                        [SCHEDULES INTENTIONALLY OMITTED}